EXHIBIT 23.3


COOPERS                                          COOPERS & LYBRAND L.L.P.
& LYBRAND
                                                 a professional services firm










                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Chateau Communities, Inc. on Form S-3 of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Chateau Properties, Inc. as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in the 1996 Annual Report on Form 10-K of Chateau Properties, Inc.


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Denver, Colorado
September 23, 1997